SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|_|   Preliminary Information Statement
|X|   Definitive Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                            VERTEX INTERACTIVE, INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which the transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials

|_| check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                            VERTEX INTERACTIVE, INC.
                  3619 KENNEDY ROAD, SOUTH PLAINFIELD, NJ 07080

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY

                                                    South Plainfield, New Jersey
                                                    March 14, 2005

      This information statement has been mailed on or about March 18, 2005 to the stockholders of record on March 15, 2005 (the "Record Date") of Vertex Interactive, Inc., a New Jersey corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of February 24, 2005. The actions to be taken pursuant to the written consent shall be taken on or about April 8, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.


                                       By Order of the Board of Directors,

                                       /s/ Hugo H. Biermann
                                       -----------------------------------------
                                       Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED FEBRUARY 24, 2005

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated February 24, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about April 8, 2005:

      1.    To Amend the Company's Articles of Incorporation, as amended, to:

            (a) Change the Company's name from Vertex Interactive, Inc. to Cape Systems Group, Inc.; and

            (b) increase the number of authorized shares of common stock, par value $.005 per share (the "Common Stock"), of the Company from 400,000,000 shares to 1,000,000,000 shares;

      2. To ratify the selection of J.H. Cohn LLP as independent auditors of the Company for the year ending September 30, 2005; and

      3. To elect three directors to the Company's Board of Directors, to hold office until their successors are elected and qualified or until their earlier resignation or removal.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      As of February 24, 2005, the Company's authorized capitalization consisted of 400,000,000 shares of Common Stock, of which 76,764,772 shares were issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

      Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, as a result of the voting rights of the class C-1 Convertible Preferred Stockholders, who hold at least a majority of the voting rights of all outstanding shares of capital stock as of February 24, 2005, will have voted in favor of the foregoing proposals by resolution dated February 24, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement. MidMark Capital II, L.P. holds 805 shares of class C-1 Convertible Preferred Stock and MidMark Capital L.P. holds 34 shares of class C-1 Convertible Preferred Stock. Combined, they hold 162,723,887 votes out of a total of 236,246,255 possible votes on each matter submitted to the stockholders MidMark Capital II, L.P. and MidMark Capital L.P. are the shareholders who will have voted in favor of the foregoing proposals by resolution dated February 24, 2005.

      Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on April 8, 2005.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

      This Information Statement will serve as written notice to stockholders pursuant to the General Corporation Law of the State of New Jersey.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth, as of February 24, 2005, the number of and percent of the Company's common stock beneficially owned by

o     all directors and nominees, naming them,
o     our executive officers,
o     our directors and executive officers as a group, without naming them, and
o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from February 24, 2005 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of February 24, 2005 have been exercised and converted.

                                                                                          TOTAL VOTES     PERCENTAGE
                                                      NUMBER OF                           ENTITLED TO     OF TOTAL
                                                       SHARES                             BE CAST ON      VOTES ON
NAME AND ADDRESS                                     BENEFICIALLY       PERCENTAGE OF     SHAREHOLDER     SHAREHOLDER
OF OWNER                           TITLE OF CLASS      OWNED(1)         CLASS (2)         MATTERS (3)     MATTERS (4)
-----------------------------------------------------------------------------------------------------------------------

Hugo H. Biermann                   Common Stock        1,863,010 (5)        2.41%         1,000,000               *
3619 Kennedy Road
South Plainfield, NJ 07080

Nicholas R. H. Toms                Common Stock        2,563,418 (6)        3.32%         2,006,418               *
3619 Kennedy Road
South Plainfield, NJ 07080

Otto Leistner                      Common Stock        1,672,875 (7)        2.18%         1,622,875               *
3619 Kennedy Road
South Plainfield, NJ 07080

Barbara Martorano                  Common Stock           19,000 (8)         *                  0                 0
3619 Kennedy Road
South Plainfield, NJ 07080

All Officers and Directors         Common Stock        6,118,303 (9)        7.87%         4,629,293              1.96%
As a Group (4 persons)

----------------------------
American Marketing Complex         Common Stock        9,455,000           12.32%         9,455,000              4.00%
330 East 33rd Street,
Suite 15M
New York, NY 10016

MidMark Capital L.P.               Common Stock        6,557,960 (10)       8.47%         6,557,960 (11)         2.78%
177 Madison Avenue
Morristown, NJ 07960

MidMark Capital II L.P.            Common Stock      156,165,927 (12)      67.11%       156,165,927 (13)        66.10%
177 Madison Avenue
Morristown, NJ 07960

=======================================================================================================================

Pitney Bowes, Inc.                 Preferred A         1,356,852             100%
One Elmcroft Road
Stamford, CT 06926

=======================================================================================================================

Pitney Bowes, Inc.                 Preferred B             1,000             100%
One Elmcroft Road
Stamford, CT 06926

=======================================================================================================================

MidMark Capital II L.P.            Preferred C-1             805           80.74%
177 Madison Avenue
Morristown, NJ 07960

Paine Webber Custodian             Preferred C-1              50            5.02%
F/B/O Wayne Clevenger
177 Madison Avenue
Morristown, NJ 07960

Joseph Robinson                    Preferred C-1              50            5.02%
177 Madison Avenue
Morristown, NJ 07960

O'Brien Ltd Partnership            Preferred C-1              50            5.02%
177 Madison Avenue
Morristown, NJ 07960

=======================================================================================================================

MidMark Capital II, L.P.           Preferred D             7,615             100%
177 Madison Avenue
Morristown, NJ 07960

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 24, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) For purposes of calculating the percentage beneficially owned, the number of shares of each class of stock deemed outstanding include 76,764,772 common shares; 1,356,852 Preferred "A" Shares; 1,000 Preferred "B" Shares; 997 Preferred "C-1" Shares and 7,615 Preferred "D" Shares outstanding as of February 24, 2005.

(3) This column represents the total number of votes each named shareholder is entitled to vote upon matters presented to the shareholders for a vote.

(4) For purposes of calculating the percentage of total votes on shareholder matters, the total number of votes entitled to vote on matters submitted to shareholders is 236,246,255, which includes: one vote for each share of common stock currently outstanding (76,764,772); 18,462,964 votes for the holders of Class C-1 stock, which is determined by the number of votes that such holders would be entitled to cast had such holders converted their shares into shares of Common Stock on the record date for such vote; and 141,018,519 votes for the holders of Class D stock, which is determined by the number of votes that such holder would be entitled to cast had such holder converted its shares into shares of Common Stock on the record date for such vote.

(5) Includes 475,000 shares issuable pursuant to presently exercisable options and 388,010 shares held in the name of Bunter BVI Limited of which Mr. Biermann may be deemed to be a beneficiary. Mr. Biermann, however, disclaims such beneficial ownership.

(6) Includes 475,000 shares issuable pursuant to presently exercisable options, 7,000 shares held by his wife, Caroline Toms, and 75,000 shares held in a trust for the benefit of his daughter, Catherine Toms, of which Mr. Toms is the trustee. Mr. Toms, however, disclaims such beneficial ownership of the shares owned by his wife and in the trust.

(7) Includes 50,000 shares issuable pursuant to presently exercisable options.

(8) Includes 19,000 shares issuable pursuant to presently exercisable options.

(9) Includes 1,019,000 shares issuable pursuant to presently exercisable options and 388,010 shares held by a company for which by Mr. Biermann disclaims beneficial ownership.

(10) Includes 629,630 shares issuable upon conversion of class C-1 convertible preferred stock.

(11) Includes 629,630 votes as a result of ownership of 34 shares of Class C-1 preferred stock, which is determined by the number of votes that such holder would be entitled to cast had such holder converted its shares into shares of Common Stock on the record date for such vote.

(12) Includes 141,018,519 shares issuable upon conversion of class D convertible preferred stock, and 14,907,408 shares issuable upon conversion of class C-1 convertible preferred stock.

(13) Includes 141,018,519 votes as a result of ownership of 7,615 shares of Class D preferred stock and 14,907,408 votes as a result of ownership of 805 shares of Class C-1 preferred stock, which is determined by the number of votes that such holder would be entitled to cast had such holder converted its shares into shares of Common Stock on the record date for such vote.

SERIES C-1 VOTING RIGHTS

Each share of Series C-1 convertible preferred stock shall be entitled to cast that number of votes per share as is equal to the number of votes that holder would be entitled to cast had such holder converted his shares into shares of Common Stock on the record date for such vote.

SERIES D VOTING RIGHTS

Each share of Series D convertible preferred stock shall be entitled to cast that number of votes per share as is equal to the number of votes that holder would be entitled to cast had such holder converted his shares into shares of Common Stock on the record date for such vote.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

      On February 24, 2005, the majority stockholders of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 400,000,000 to 1,000,000,000 and to change the Company's name from Vertex Interactive, Inc. to Cape Systems Group, Inc. The Company currently has authorized capital stock of 400,000,000 shares and approximately 76,764,772 shares of common stock are outstanding as of February 24, 2005. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

CHANGE OF THE COMPANY'S NAME

      The amendment to the Company's Certificate of Incorporation, as amended, will change the Company's name from Vertex Interactive, Inc. to Cape Systems Group, Inc. The Company believes that the name change would be in the best interests of the Company because the new name reflects the recent acquisition of Cape Systems, Inc., a Delaware corporation. The name change will become effective when the Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of New Jersey. The Company intends to file the Certificate of Amendment promptly after the stockholders approve the name change at which time the Company will also change its name and stock symbol on the Over-The-Counter Bulletin Board.

INCREASE IN AUTHORIZED COMMON STOCK

      The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

      As of February 24, 2005, a total of 76,764,772 shares of the Company's currently authorized 400,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

      The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

      Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

      o     SECURED CONVERTIBLE NOTES

      To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with four accredited investors, AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, LLC, on January 11, 2005 for the sale of (i) $1,850,000 in convertible notes and (ii) warrants to buy 1,850,000 shares of our common stock.

            The Company used the proceeds generated from the sale of the secured convertible notes for the acquisition of Cape Systems, Inc.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.09 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the secured convertible notes may be converted. As of February 24, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.09 and, therefore, the conversion price for the secured convertible notes was $.036. Based on this conversion price, the $1,850,000 secured convertible notes, excluding interest, were convertible into 51,388,889 shares of our common stock. If the Company's stock price should decrease, the Company will be required to issue substantially more shares, which will cause dilution to the Company's existing stockholders. There is no upper limit on the number of shares that may be issued, which will have the effect of further diluting the proportionate equity interest and voting power of holders of the Company's common stock.

      The full principal amount of the convertible notes are due upon default under certain terms of convertible notes. The Company is obligated to register the resale of the conversion shares issuable upon conversion of the notes under the Securities Act of 1933, as amended, no later than thirty (30) days from January 11, 2005. In addition, management is also obligated, pursuant to the Securities Purchase Agreement, to vote in favor of an increase in the Company's common stock as well as to recommend such increase to the Company's stockholders. In the event that the increase in the Company's authorized common stock is not approved, an event of default will exist upon the Company's failure to rectify such default within ten days of receipt of a notice of default from the investor and the investor may demand that all interest owed on the secured convertible note be paid in either cash or common stock. Furthermore, upon the event of default, the investors have a first priority security interest in substantially all of our assets and can take possession of them upon an event of default.

      The following are the risks associated with entering into the Securities Purchase Agreement:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of February 24, 2005, we had 76,764,772 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 134,722,223 shares of common stock at current market prices and outstanding warrants to purchase 4,850,000 shares of common stock and an obligation to issue warrants to purchase 1,700,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price as of February 23, 2005 of $0.12 per share.

Secured Convertible Notes
                                                Number          % of
% Below       Price Per     With Discount     of Shares       Outstanding
Market         Share          at 60%           Issuable         Stock
------         -----          ------           --------         -----

25%             $.09          $.036            51,388,889       40.1%
50%             $.06          $.024            77,083,334       50.1%
75%             $.03          $.012           154,166,667       66.8%

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The secured convertible notes are convertible into shares of our common stock at a 60% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the investors convert and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The investors could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of the secured convertible notes, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the investors may ultimately convert and sell the full amount issuable on conversion. Although the investors may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the investors could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO A REGISTRATION STATEMENT MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have reserved for issuance 120,652,174 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering pursuant to a registration statement may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In January 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,850,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the secured convertible notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                          APPOINTMENT OF J.H. COHN LLP

      Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of J.H. Cohn LLP as independent auditors of the Company for the year ending September 30, 2005. On February 24, 2005, the majority stockholders ratified the selection of J.H. Cohn LLP as the independent auditors of the Company for the year ending September 30, 2005.

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

      The Audit Committee of the board of directors reviews the internal accounting procedures of the Company and consults with and reviews the services provided by our independent accountants. During 2004, the audit committee consisted of Messr. Otto Leistner. The Audit Committee held four meetings in 2004.

      As at February 24, 2005 the Audit Committee (Messr. Leistner) was "independent" for purposes of the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors.

      The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Committee monitors these processes.

Review of the Company's audited financial statements for the fiscal year ended September 30, 2004
--------------------------------------------------------------------------------

      In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

      In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

      The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

      Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2004, for filing with the Securities and Exchange Commission.

AUDIT FEES

      The aggregate fees billed by our auditors, for professional services rendered for the audit of the Company's annual financial statements during the year ended September 30, 2004, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q and the registration statement during the fiscal year then ended was approximately $267,000. No such fees were billed for the year ended 2003.

TAX FEES

      J.H. Cohn LLP billed the Company approximately $30,000 for tax related work during fiscal years 2004 and none for 2003.

ALL OTHER FEES

      J.H. Cohn LLP did not bill the Company for any other services during fiscal years 2004 and 2003.

      The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      For the fiscal year ended September 30, 2004, J.H. Cohn LLP provided no information technology services to the Company relating to financial systems design and implementation, and no fees were billed by J.H. Cohn LLP to the Company for any such services.

                              ELECTION OF DIRECTORS

      On February 24, 2005, the majority stockholders of the Company elected Hugo H. Biermann, Nicholas R. H. Toms and Otto Leistner to the Company's Board of Directors for a term of one year. Following is information about each director, including biographical data for at least the last five years.

      The Board is responsible for supervision of the overall affairs of the Company. In fiscal 2004, the Board's business was conducted at 18 meetings of the board of directors. The Board now consists of three directors. The term of each director continues until the next annual meeting or until successors are elected. The directors are:

Name                         Age        Position
--------------------------------------------------------------------------------
Hugo H. Biermann             55         Executive Chairman and Director
Nicholas R. H. Toms          56         Chief Executive Officer, Chief Financial
                                          Officer and Director
Otto Leistner                60         Director

      Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

      HUGO H. BIERMANN has served as Executive Chairman of the Board of Directors since July 2001 and served as Joint Chairman and Joint Chief Executive Officer and a Director of the Company from September 1999 through June 2001. Mr. Biermann has been a principal in Edwardstone & Company, Incorporated ("Edwardstone"), an investment management company, since 1986 as well as serving as President of Edwardstone since 1989. From 1988 to 1995 Mr. Biermann served as Director and Vice Chairman of Peak Technologies Group, Incorporated ("Peak Technologies"), a company involved in automated data capture technologies.

      NICHOLAS R. H. TOMS has served as Chief Executive Officer since July, 2001, as Chief Financial Officer since August, 2003, and served as Joint Chairman of the Board of Directors, Joint Chief Executive Officer and a Director of the Company from September 1999 through June 2001. Mr. Toms has been a principal of Edwardstone, an investment management company, since 1986 and Chairman and Chief Executive Officer of Edwardstone since 1989. From 1988 to 1997, Mr. Toms served as Chairman, President and Chief Executive Officer of Peak Technologies.

      OTTO LEISTNER has been a Director since April 2000. He has been a Partner since 1995 in Leistner Pokoj Schnedler, a midsize accounting and consulting firm in Frankfurt, Germany with a staff of approximately 100.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      During the fiscal year ended September 30, 2004, based upon an examination of the public filings, all of our company's officers and directors timely filed reports on Forms 3, 4 and 5.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE:

                                                          SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION

                                                                  Other
                                                                  Annual      Restricted     Options      LTIP
   Name & Principal                   Salary          Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position              Year       ($)            ($)        sation ($)   Awards($)       (#)         ($)      Compensation
-------------------------  -------- ------------ -------------- ------------ ------------- ----------- ------------ --------------
Hugo H. Biermann             2004          0            0            0           --            --          --            --
  Executive Chairman of      2003          0            0            0           --            --          --            --
  the Board of Directors     2002    300,000            0            0           --            --          --            --
-------------------------  -------- ------------ -------------- ------------ ------------- ----------- ------------ --------------

Nicholas R. H. Toms          2004     50,000            0            0           --            --          --            --
  Chief Executive Officer    2003     91,667            0            0           --            --          --            --
                             2002    300,000            0            0           --            --          --            --
-------------------------  -------- ------------ -------------- ------------ ------------- ----------- ------------ --------------
Mark A. Flint                2004          0            0            0           --            --          --            --
  Chief Financial Officer    2003    218,589 (1)        0            0           --            --          --            --
                             2002    275,000      100,000 (2)        0           --            --          --            --
-------------------------  -------- ------------ -------------- ------------ ------------- ----------- ------------ --------------
Donald W. Rowley             2004          0            0            0           --            --          --            --
  Executive VP -             2003    101,667 (3)        0            0           --            --          --            --
  Strategic Development      2002    225,000            0            0           --            --          --            --
-------------------------  -------- ------------ -------------- ------------ ------------- ----------- ------------ --------------
Robert Schilt                2004    100,000            0            0           --            --          --            --
  Chief Operating Officer    2003    214,475            0            0           --            --          --            --
  Exqute Solutions, Inc.     2002    235,828      105,000            0           --            --          --            --
-------------------------  -------- ------------ -------------- ------------ ------------- ----------- ------------ --------------
Timothy Callahan             2004     50,000            0            0           --            --          --            --
  Vice President             2003    198,750            0            0           --            --          --            --
  Sales and Marketing        2002    170,625            0            0           --            --          --            --
-------------------------  -------- ------------ -------------- ------------ ------------- ----------- ------------ --------------

      (1)   Mr. Flint was laid off in August, 2003.
      (2)   Such amount is accrued however unpaid as of February 24, 2005.
      (3) Mr. Rowley resigned as an officer in February, 2003, and was laid off in June, 2003.

EMPLOYMENT AGREEMENTS

The Company has employment agreements with certain key employees, which automatically renew on an annual basis, unless otherwise terminated by either party. Such agreements provide for salary levels (approximately $495,000 as of September 30, 2004) as well as for incentive bonuses. As of September 30, 2004, two employees who have employment agreements, are on furlough from the Company, and are not receiving salaries while on furlough, but are receiving company benefits, with the expectation that they can return when the company has the financial capability for them to do so. One employee has verbally agreed to accept a lower salary until such time that the company has the financial capability to increase their salary.

DIRECTORS' COMPENSATION

All directors are reimbursed for their reasonable expenses incurred in attending meetings of the board of directors and its committees. Directors serve without cash compensation and without other fixed remuneration.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 2004:

                                         Individual Grants

              Number of
              Securities         % of Total Options
              Underlying         Granted to
              Options Granted    Employees in Fiscal   Exercise
Name          (#)                Year                  Price ($/sh)    Expiration Date
--------      ------------------------------------------------------------------------

NONE


OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table contains information concerning the number and value, at September 30, 2003, of unexercised options held by executive officers named in the Summary Compensation Table:

                  Number of Securities          Value of unexercised
                  Underlying unexercised         in-the-money options
                 Options at fiscal year end       at fiscal year end
                 ---------------------------  --------------------------
Name             Exercisable  Unexercisable   Exercisable  Unexercisable
----             -----------  --------------  -----------  -------------
Hugo Biermann       475,000           --            n/a        n/a
Nicholas Toms       475,000           --            n/a        n/a
Mark Flint          280,000        120,000          n/a        n/a

                               STOCK OPTION PLANS

      On October 10, 1985, the board of directors adopted our 1985 Incentive Stock Option Plan which was amended on February 14, 2000. We reserved 8,000,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1985 plan. The 1985 stock option plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of stock options.

      Under the stock compensation plan, we may grant stock options only to employees and consultants. The 1985 stock option plan is administered directly by our board of directors.

      Subject to the provisions of the stock option plan, the board will determine who shall receive stock options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices.

      As of September 30, 2004, there were 1,190,500 stock options granted under the 1985 plan that were outstanding.

      In September 2004, the Board approved the 2004 Incentive Stock Option Plan, which was approved by the stockholders, that provides for the granting of options to employees, directors and consultants to purchase shares of the Company's common stock. The number of shares available for issuance under the 2004 Plan is 10,000,000. Options granted under the Plan generally vest over five years and expire after ten years. The exercise price per share may not be less than the fair market value of the stock on the date the option is granted. Options granted to persons owning more than 10% of the voting shares of the Company may not have a term of more than five years and may not be granted at less than 110% of fair market value. As of September 30, 2004, no shares were issued from the 2004 Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

      On June 25, 2004, as part of an Investment Restructuring Agreement with six shareholders, who are also our principal shareholders, we exchanged class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis. Each share of Series C-1 convertible preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      On September 27, 2004, we issued 7,615 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708 of debt, including accrued interest, owed by our subsidiaries and us to MidMark Capital II, L.P. In addition, on September 27, 2004, we issued 5,569,980 shares of common stock to MidMark Capital, L.P. upon exercise of warrants by MidMark Capital, L.P. The exercise price for the warrants was exchanged for the retirement of $315,309 in debt owed by us to MidMark Capital, L.P. As well, on September 27, 2004, we issued 240,000 shares of common stock to MidMark Capital II, L.P. upon exercise of warrants by MidMark Capital II, L.P. The exercise price for the warrants was exchanged for the retirement of $2,400 in debt owed by us to MidMark Capital II, L.P. Each share of the class D convertible preferred stock is convertible into $1,000 worth of our common stock, at MidMark Capital's option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

                          ANNUAL AND QUARTERLY REPORTS

      Our Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004, as filed with the SEC, excluding exhibits, are being mailed to shareholders with this Information Statement. We will furnish any exhibit to our Annual Report on Form 10-K or Quarterly Report on Form 10-QSB free of charge to any shareholder upon written request to Barbara H. Martorano, Secretary, Vertex Interactive, Inc., 3619 Kennedy Road, South Plainfield, NJ 07080. The Annual Report and Quarterly Report are incorporated in this Information Statement. You are encouraged to review the Annual Report and Quarterly Report together with subsequent information filed by the Company with the SEC and other publicly available information.


                                       By Order of the Board of Directors,

                                       /s/ Hugo H. Biermann
                                       -----------------------------------------
                                       Hugo H. Biermann
                                       Chairman of the Board


South Plainfield, New Jersey
March 14, 2005

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            VERTEX INTERACTIVE, INC.

      The undersigned, being the Chief Executive Officer and Secretary of VERTEX INTERACTIVE, INC., a corporation existing under the laws of the State of New Jersey, do hereby certify under the seal of the said corporation as follows:

1. The certificate of incorporation of the Corporation is hereby amended by replacing Article First, in its entirety, with the following:

      "FIRST: The name of the Corporation is Cape Systems Group, Inc."

2. The certificate of incorporation of the Corporation is hereby amended by replacing Article Third, in its entirety, with the following:

            "THIRD: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.005. The second class of stock shall be Preferred Stock, par value $0.01. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

            The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:


                      Class            Par Value         Authorized Shares
                      -----            ---------         -----------------
                      Common           $0.005            1,000,000,000
                      Preferred        $0.01                 2,000,000
                                                         ----------------

                      Totals:                            1,002,000,000"

3. The amendments of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 14A:5-6 of the General Corporation Law of the State of New Jersey.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Nicholas R. Toms, its Chief Executive Officer, and Barbara H. Martorano, its Secretary, this __th day of March, 2005.

                                  VERTEX INTERACTIVE, INC.

                                  By:
                                      ------------------------------------------
                                      Nicholas R. Toms, Chief Executive Officer


                                  By:
                                      ------------------------------------------
                                      Barbara H. Martorano, Secretary